UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2024
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2024, Spruce SET Borrower 2024, LLC (“Borrower”), a wholly owned subsidiary of Spruce Power Holding Corporation (the “Company”) entered into a non-recourse Credit Agreement (the “Credit Agreement”) with Barings GPSF LLC (“Barings”), as facility agent, Computershare Trust Company, National Association, as collateral agent and as paying agent, and the financial institutions from time to time party thereto as Lenders, that provides an aggregate principle amount of $130,000,000 (the “SET Facility”).

Proceeds obtained from the Credit Agreement were used for repayment in full, release, and discharge of all outstanding amounts, liens and obligations, for an aggregated principal amount of $125,000,000, from Deutsche Bank AG, as facility agent; Computershare Trust Company, National Association, as collateral agent; and the lenders party thereto (“Deutsche Bank AG Credit Agreement”) dated as of June 10, 2022; by and between SET Borrower 2022, LLC, (the “SP4 Facility”) a wholly owned subsidiary of the Company.

The Credit Agreement has a scheduled maturity date of April 17, 2042, that requires quarterly interest payments at 6.889% per annum, beginning August 2024. The Credit Agreement additionally defines December 26, 2027, as the “Anticipated Repayment Date”, after which date, additional interest will begin to accrue on any outstanding aggregate principle or unpaid accrued interest. There is no assurance that the Company will be able to repay or have the ability to refinance a portion either in part or in full any of the aggregate principle as of the Anticipated Repayment Date.

The Borrower’s obligations under the Credit Agreement are secured by all of the assets and property of, and equity interest in, the Borrower. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Borrower to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of the Borrower’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. The Credit Agreement requires the Borrower to make mandatory prepayments to the extent that outstanding borrowings under the Credit Agreement exceed a borrowing base determined on a quarterly basis. Certain changes of control with respect to the Borrower would constitute an event of default under the Credit Agreement.

The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 26, 2024, among Spruce SET Borrower 2024, LLC, as Borrower, Barings GPSF LLC, as Facility Agent for the financial institutions that may from time to time become parties hereto as Lenders, Computershare Trust Company, National Association, as Collateral Agent and as Paying Agent and Lenders from time to time party hereto

99.1	Press Release of Spruce Power Holding Corporation, issued July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: July 1, 2024	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer